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                                                                    EXHIBIT 23.2

             CONSENT OF REUBEN E. PRICE & CO., INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-50833 and No. 333-93809) and on Form S-8 (No. 333-57287 and
No. 333-84245) of FiNet.com, Inc. and subsidiaries and in the related Prospectus of our report dated August 12, 1998 with respect to our audit of the consolidated financial statements and schedules of FiNet.com, Inc. and subsidiaries included in this Form 10-K for the eight month period ended December 31, 1999 as of and for each of the years in the two-year period ended April 30, 1998.

/s/ Reuben E. Price & Co.
San Francisco, CA
March 29, 2000